                                                                 EXHIBIT 10.30

ADVANCED PHOTON SOURCE
ARGONNE NATIONAL LABORATORY

================================================================================

                           MEMORANDUM OF UNDERSTANDING
                       BETWEEN THE ADVANCED PHOTON SOURCE
                                     AND THE
                  STRUCTURAL GENOMIX COLLABORATIVE ACCESS TEAM
                 FOR THE CONSTRUCTION AND OPERATION OF BEAMLINES
                          AT THE ADVANCED PHOTON SOURCE


                                   1. PURPOSE

The purpose of this Memorandum of Understanding (MOU) between the Advanced Photon Source (APS) and the Structural GenomiX Collaborative Access Team (SGX-CAT) is to provide SGC-CAT with access to sector number 31 for the construction and operation of beamlines.

                                2. PREREQUISITES

SGC-CAT has met the four prerequisites for signing of this MOU:

o Approval of the SGC-CAT proposal in accordance with the recommendations of the Proposal Evaluation Board.

o        Approval of the Conceptual Designs of the SGC-CAT beamlines.

o Approval of the SGC-CAT Management Plan, the elements of which are subject to revision by mutual agreement of the parties as the project matures.

o Receipt of appropriate documentation with respect to the funding intent of Structural GenomiX Inc.

         3. UNDERSTANDING BETWEEN THE ADVANCED PHOTON SOURCE AND SGC-CAT

During its tenure, SGC-CAT will develop and operate sector number 31, and it will occupy the corresponding Laboratory/Office Module segment. SGC-CAT's tenure begins on the date this MOU is signed, and will continue in accordance with the provisions of the Advanced Photon Source User Policies and Procedures.

The APS and SGC-CAT will operate in accordance with the following:

o        The Advanced Photon Source User Policies and Procedures.

o        The SGC-CAT Management Plan.

o        The SGC-CAT Conceptual Design for the beamlines and insertion device.

o The Collaborative Access Team User Agreement for the Advanced Photon Source that will be executed with Structural GenomiX Inc.

                                  4. SIGNATURES

         /s/Kevin L. D'Amica                    7/26/00              /s/David E. Moncton
----------------------------------------     -------------     ----------------------------------    --------------

            Kevin L. D'Amico                      Date                  David E. Moncton                  Date
                Director                                          Asociate Laboratory Director
                 SGX-CAT                                                   for the APS


                                  WITNESSED BY:

           /s/Yoon I. Chang                     7/26/00                  /s/Tim Harris                   7/26/00
----------------------------------------    --------------     ----------------------------------    --------------

              Yoon I. Chang                       Date                     Tim Harris                     Date
       Interim Laboratory Director                                      President and CEO
       Argonne National Laboratory                                   Structural GenomiX Inc.



       /s/Wayne Hendrickson                     7/26/00            /s/Don Micahel Randel                 7/26/00
----------------------------------------    --------------     ----------------------------------    --------------

            Wayne Hendrickson                     Date                 Don Michael Randel                 Date
      Professor of Biochemistry and                                         President
          Molecular Biophysics                                        University of Chicago
           Columbia University



          /s/Bill Richardson
----------------------------------------    --------------

             Bill Richardson                      Date
           Secretary of Energy
        U.S. Department of Energy

                            Collaborative Access Team
                                 User Agreement
                                     for the
                             Advanced Photon Source
                                       at
                           Argonne National Laboratory
                                Argonne, Illinois


This User Agreement is entered into by The University of Chicago, an Illinois not-for-profit corporation, operator of Argonne National Laboratory and herein also called "Argonne," acting under Prime Contract No. W-31-109-ENG-38, as amended, with the United States Government (called "Government"), represented by the U.S. Department of Energy (called "Department"); and Structural GenomiX, Inc., an institutional member of the Structural GenomiX Collaborative Access Team (SGX-CAT) and herein called "User."

In consideration of the mutual benefits flowing from this Agreement, the parties agree as follows:

A.       DESCRIPTION OF WORK

         After securing prior Argonne approval, User shall be permitted to install beamlines and other equipment in designated areas of the Advanced Photon Source (APS) facility and in accordance with APS-approved designs, schedules, management plans, and safety practices; and to use those beamlines and supporting APS and Argonne facilities to perform experiments in accordance with APS-approved proposals and safety practices. Independent Investigators, selected by SGX-CAT in accordance with an APS-approved Independent Investigator Access Plan, shall be permitted to use designated SGX-CAT beamlines and supporting APS and Argonne facilities to perform research in accordance with APS-approved safety practices. The duration of each Independent Investigator's access to the designated beamline(s) will be specified by SGX-CAT. This Agreement shall apply to all future experiments which are totally funded by User and performed at APS facilities. This Agreement shall be incorporated by reference in each Supplemental Agreement which contains a nonproprietary statement describing an experiment authorized to be performed at the APS.

B.       PERSONNEL RELATIONSHIPS

         User shall be responsible for the acts or omissions of its employees and agents and of all other persons that User allows to participate in the activities under this Agreement except Independent Investigators, who are bound by another User Agreement.

         Individuals identified above for whom User is responsible and who are not actual employees of User shall be considered "employees" of User ONLY for the purposes of ownership of intellectual property in accordance with Attachment A. Such individuals will execute the Acknowledgment therefor.

C.       PAYMENT OF EXPENSES

         Before commencing activities at the Argonne APS Facility, User shall establish an account at Argonne to enable the purchase of goods and services from Argonne. User shall be responsible for all authorized expenses incurred by Argonne in providing services and supplies to or on behalf of User and for all actual services and supplies used by User's employees and guests at the APS facility. At the time when the account is established, Argonne shall notify User of the mechanism for making payment. At that time and as Argonne's provisional and direct overhead rates which are established consistent with Argonne and DOE pricing policy are revised, User will be informed of those rates. Whenever Argonne adjusts its provisional rates to actual rates, the User account will be charged or credited accordingly. User shall pay in advance for capital equipment items and construction activities purchased through Argonne.

D.       RIGHTS IN PATENTS, TECHNICAL DATA, AND COPYRIGHTS

         With respect to rights in patents, technical data, and copyrights, the terms and conditions of Attachment A shall apply to this Agreement.

E.       INDEMNITY AND LIABILITY

         Except to the extent of their negligence or intentional misconduct, neither the Government, the Department, The University of Chicago, nor persons acting on their behalf will be responsible for any injury to or death of persons or other living things or damage to or destruction of property or for any other loss, damage or injury of any kind whatsoever resulting from the performance of services or furnishings of materials hereunder.

         NEITHER THE GOVERNMENT, THE DEPARTMENT, THE UNIVERSITY OF CHICAGO, NOR PERSONS ACTING ON THEIR BEHALF MAKES ANY WARRANTY, EXPRESS OR IMPLIED
         (1) WITH RESPECT TO THE ACCURACY, COMPLETENESS OR USEFULNESS OF ANY INFORMATION FURNISHED HEREUNDER, (2) THAT THE USE OF ANY SUCH INFORMATION MAY NOT INFRINGE PRIVATELY OWNED RIGHTS, (3) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE, AND (4) THAT THE SERVICES, MATERIALS OR INFORMATION FURNISHED HEREUNDER WILL ACCOMPLISH THE INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE INCLUDING THE INTENDED PURPOSE.

         Neither the Government, the Department, The University of Chicago, nor persons acting on their behalf will be responsible, irrespective of causes, for failure to perform the services or furnish the materials or information hereunder at any particular time or in any specific manner. Notwithstanding the foregoing, The University of Chicago's only rights to terminate this Agreement are set forth in Article I. below.

         To the extent permitted by law and to the extent of its negligence or intentional misconduct, User agrees to indemnify and save harmless the Government, the Department, The University of Chicago, and persons acting on their behalf from (1) all liability, including costs and expenses incurred, resulting from the User's use or disclosure of any information in whatever form, furnished hereunder, and (2) all liability to any persons including the User for injury to or death of persons or other living things or injury to or destruction of property arising out of performance by the Government, the Department,

         The University of Chicago, or persons acting on their behalf under this Agreement, or arising out of the use of the services performed, materials supplied, or information given hereunder by any person including the User, and not directly resulting from the fault or negligence of the Government, the Department, The University of Chicago, or persons acting on their behalf. The foregoing provisions shall have no application to public liability for nuclear incident as defined and provided for in the Atomic Energy Act of 1954, as amended.

         To the extent permitted by law, User agrees to indemnify the Government, the Department, The University of Chicago, and persons acting on their behalf against liability of any kind (including costs and expenses incurred) for the use, by or at the direction of User, of any invention or discovery and for the infringement of any Letters Patent (not including liability, arising pursuant to Section 183, Title 35 (1952), U.S. Code, prior to the issuance of Letters Patent) occurring in the performance of this Agreement.

         User will be held liable for costs and expenses resulting from loss, damage, destruction, misuse, or alteration to or of Government property to the extent that such loss, damage, destruction, misuse, or alteration is caused or contributed to by the intentional or negligent act of User or its employees or representatives.

F.       SAFETY AND HEALTH

         User shall take all reasonable precautions in the installation of equipment and performance of experiments to protect the safety and health of others and to protect the environment, and shall comply with all applicable safety and health regulations and requirements of APS, Argonne, and the Department. In the event that User fails to comply with said regulations or requirements, Argonne may, without prejudice to any other legal or contractual rights, issue an order stopping all or any part of User's activities at the APS.

G.       THIRD-PARTY CONTRACTS

         Contracts between User and third parties for work on Argonne premises including, but not limited to, construction, installation, maintenance, and repair, will be subject to prior approval by the Department and Argonne. The Department and Argonne may require the insertion of specific terms and conditions into such contracts.

H.       OWNERSHIP AND DISPOSITION OF PROPERTY

         Property purchased with Argonne funds remains the property of Argonne unless the cost is fully reimbursed by User, in which case it becomes the property of User. Property purchased with User funds remains the property of User unless User formally transfers ownership of that property to Argonne. When this Agreement and all extensions thereof have terminated, User will have 60 days to remove its property from the APS facility at User's expense. Any User-owned property that is not removed from the APS facility by the end of this 60-day period will become the properly of Argonne or may be removed by Argonne at the expense of User.

I.       TERM OF THIS USER AGREEMENT

         This Agreement shall be effective on the date it is executed by the last party to sign it and shall continue through the period ending five years after SGX-CAT receives Approval to Operate its insertion device beamline, at which time this Agreement shall extend automatically for successive periods of one year each, unless sixty (60) days before the beginning of any such one-year period The University of Chicago notifies User in writing that this agreement shall not be extended. The foregoing is subject to the following:

         1. User may terminate this Agreement effective any time with thirty (30) days prior written notice.

         2. The University of Chicago may terminate this Agreement in the event of a breach of this Agreement by User, provided that The University of Chicago has first notified User of such breach and has given User thirty (30) days to cure said breach.


User: Structural GenomiX, Inc.


By  Linda Grais                                               Title    E.V.P.
   -------------------------------------------------------          -----------------------------------------------
          (Name of Authorized Officer, typed)


Signature   /s/  Linda Grais                                                 Date   5/15/01
          ---------------------------------------------------------------         ---------------------------------



Argonne:


                                                                          Associate Laboratory Director for
By    Dr. David E. Moncton                                    Title          the Advanced Photon Source
   -------------------------------------------------------          -----------------------------------------------
          (Name of Authorized Officer)


Signature    /s/ [Illegible] for DEM                                         Date   5/15/01
          ---------------------------------------------------------------         ---------------------------------



Note: Each "employee" of User who will participate in activities at Argonne under this Agreement must execute an Acknowledgment of the Agreement.

                                  ATTACHMENT A

1.   Patent Rights - User Facilities (Class Waiver)

(a)  Definitions

     (1) "User" means the person or entity with which this Agreement is made.

     (2) "Subject Invention" means any invention or discovery of the User, conceived or first actually reduced to practice in the course of or under this Agreement, and includes any art, method, process, machine, manufacture, design or composition of matter or any new and useful improvement thereof, or any variety of plants, whether patented or unpatented under the Patent Laws of the United States of America or any foreign country.

     (3) "Facility Operator" means the operating contractor which manages and operates the Government-owned, contractor-operated facility where the work under this Agreement is to be performed.

     (4) "Patent Counsel" means the DOE Patent Counsel assisting the Facility Operator.

(b)  Rights of the User

     (1)  Election to Retain Rights.

          Subject to the provisions of Paragraph (c)(2) of this clause, the User may retain the entire right, title and interest in any patent application filed in any country on a Subject Invention reported and elected in accordance with paragraph (d) of this clause and in any resulting patent secured by the User. Where appropriate, the filing of patent applications by the User is subject to DOE security regulations and requirements.

     (2)  Minimum License.

          The User reserves an irrevocable, nonexclusive, paid-up license in each patent application filed in any country on a Subject Invention and any resulting patent in which the User does not elect to retain title or in which the Government acquires title. The license shall extend to the User's domestic subsidiaries and affiliates, if any, within the corporate structure of which the User is a part and shall include the right to grant sublicenses of the same scope to the extent the User was legally obligated to do so at the time this Agreement was entered into. The license shall be transferable only with approval of DOE except when transferred to the successor of that part of the User's business to which the invention pertains.

(c)  Rights of Government

     (1)  Assignment to the Government.

          The User agrees to assign to the Government, upon request, the entire right, title, and interest in any country to each Subject Invention of the User except to the extent that Rights are retained by the User under Paragraph (b)(2) of this clause, where the User:

          (i) Does not elect pursuant to this clause to retain such rights; or

          (ii) Fails to have a patent application filed in that country on the Subject Invention or decides not to continue prosecution or not to pay any maintenance fees covering the invention; or

                               Attachment A -- p.2


          (iii) At any time, the User no longer desires to retain title.

     (2) Terms and Conditions of Waived Rights.

          (i) To preserve the Government's residual Rights to Subject Inventions, the User shall take all actions in reporting, electing, filing on, prosecuting and maintaining invention Rights promptly, but in any event, in sufficient time to satisfy domestic and foreign statutory and regulatory time requirements, or, if the User decides not to take appropriate steps to protect the invention rights, it shall notify DOE in sufficient time to permit the Government to file, prosecute and maintain patent applications and any resulting patents prior to the end of such domestic or foreign statutory or regulatory time requirements.

          (ii) The User shall convey or assure the conveyance of any executed instruments necessary to vest in the Government the rights set forth in this clause.

          (iii) With respect to any Subject Invention in which the User retains title, the Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the Subject Invention throughout the world.

          (iv) The User shall provide the Government a copy of any application filed on a Subject Invention promptly after such application is filed, including its serial number and filing date.

          (v) The User agrees to submit on request periodic reports no more frequently than annually on the utilization of a Subject Invention or on efforts at obtaining such utilization that are being made by the User or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the User, and such other data and information as DOE may reasonably specify. The User also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceeding undertaken by DOE in accordance with paragraph (c)(2)(vii) of this clause. To the extent data or information supplied under this paragraph is considered by the User, its licensee or assignee to be privileged and confidential and is so marked, DOE agrees that, to the extent permitted by 35 USC 202(c)(5), it will not disclose such information to persons outside the Government.

          (vi) Notwithstanding any other provision of this clause, the User agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any Subject Invention in the United States unless such person agrees that any products embodying the Subject Invention or produced through the use of the Subject Invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an Agreement may be waived by DOE upon a showing by the User or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

          (vii) The User agrees that with respect to any Subject Invention in which it has acquired title, DOE has the right in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of DOE to require the User, an assignee or exclusive licensee of a Subject Invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants upon terms that are reasonable under the circumstances, and if the User, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if DOE determines that:

                               Attachment A -- p.3


          (1) Such action is necessary because the User or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the Subject Invention in such field of use;

          (2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the User, assignee, or their licensees;

          (3) Such action is necessary to meet requirements for public use specified by federal regulations and such requirements are not reasonably satisfied by the User, assignee or licensee; or

          (4) Such action is necessary because the Agreement required by paragraph (c)(2)(vi) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any Subject Invention in the United States is in breach of such Agreement.

(d)  Invention Identification, Disclosures, and Reports

     The User shall furnish the Patent Counsel a written report containing full and complete technical information concerning each Subject Invention of the User within 6 months after conception or first actual reduction to practice (or such longer period as may be authorized by Patent Counsel for good cause shown in writing by User), whichever occurs first, in the course of or under this Agreement, but in any event prior to any on sale, public use or public disclosure of the Subject Invention known to the User. The report shall identify the Agreement and inventor and shall be sufficiently complete in technical detail and appropriately illustrated by sketch or diagram to convey to one skilled in the art to which the Subject Invention pertains a clear understanding of the nature, purpose, operation, and to the extent known, the physical, chemical, biological, or electrical characteristics of the Subject Invention. The report should also include any election of patent rights under this clause. When an invention is reported under this paragraph (d), it shall be presumed to have been made in the manner specified in Section (a)(1) and (2) of 42 USC 5908 and protectable when marked as confidential under 35 USC 205.

(e)  Limitation of Rights

     Nothing contained in this patent rights clause shall be deemed to give the Government any rights with respect to any invention other than a Subject Invention except as set forth in the Facilities License of paragraph (f).

(f)  Facilities License

     In addition to the rights of the parties with respect to inventions or discoveries conceived or first actually reduced to practice in the course of or under this Agreement, the User agrees to and does hereby grant to the Government an irrevocable, nonexclusive paid-up license in and to any inventions or discoveries regardless of when conceived or actually reduced to practice or acquired by the User, which at any time through completion of this Agreement are owned or controlled by the User and are incorporated in the facility as a result of this Agreement to such an extent that the facility is not restored to the condition existing prior to the Agreement (1) to practice or to have practiced by or for the Government at the facility, and (2) to transfer such license with the transfer of that facility. The acceptance or exercise by the Government of the aforesaid rights and license shall not prevent the Government at anytime from contesting the enforceability, validity or scope of, or title to, any rights or patents herein licensed.

                               Attachment A -- p.4


2.   Rights in Technical Data - Short Form

(a)  Definitions

     (1) The definitions of terms set forth in 48 CFR 52.227-14 apply to the extent these terms are used herein.

     (2) "Contracting Officer" means the DOE entity having contract authority over the Facility and Facility Operator.

(b)  Allocation of Rights

     (1)  The Government shall have:

          (i) Unlimited rights in technical data first produced in the performance of this Agreement; unlimited rights in technical data not first produced in the performance of this Agreement which is incorporated in technical data delivered under this Agreement or which is not removed from the facility at the termination of this Agreement;

          (ii) The right of the Contracting Officer or his representatives to inspect at all reasonable times up to three years after final payment under this Agreement all technical data first produced in the performance of this Agreement (for which inspection the User or its subcontractor shall afford proper facilities to DOE); and

          (iii) The right to have any technical data first produced in the performance of this Agreement delivered to the Government as the Contracting Officer may from time to time direct during the progress of the work, or in any event as the Contracting Officer shall direct upon completion or termination of this Agreement.

     (2)  The User shall have:

          The right to use for its private purposes, subject to patent, security or other provisions of this Agreement, technical data it first produces in the performance of this Agreement provided the data requirements of this Agreement have been met as of the date of the private use of such data. The User agrees that to the extent it receives or is given access to proprietary data or other technical, business or financial data in the form of recorded information from DOE or a DOE User or subcontractor, the User shall treat such data in accordance with any restrictive legend contained thereon, unless use is specifically authorized by prior written approval of the Contracting Officer.

(c)  Copyrighted Material

     (1) The User agrees to, and does hereby grant to the Government, and to its officers, agents, servants and employees acting within the scope of their duties:

          (i) A royalty-free, nonexclusive, irrevocable license to reproduce, translate, publish, use, and dispose of and to authorize others so to do, all copyrightable material first produced or composed in the performance of this Agreement by the User, its employees or any individual or concern specifically employed or assigned to originate and prepare such material; and

          (ii) A license as aforesaid under any and all copyrighted or copyrightable works not first produced or composed by the User in the performance of this Agreement but which are incorporated in the material furnished under the Agreement, provided that such license

                               Attachment A -- p.5


shall be only to the extent the User now has, or prior to completion or final settlement of the Agreement may acquire, the right to grant such license without becoming liable to pay compensation to others solely because of such grant.

     (2) The User agrees that it will not knowingly include any material copyrighted by others in any written or copyrightable material furnished or delivered under this Agreement without a license as provided for in subparagraph
(l)(ii) hereof, or without the consent of the copyright owner, unless it obtains specific written approval of the Contracting Officer for the inclusion of such copyrighted material.

3.   Notice and Assistance Regarding Patent and Copyright Infringement

(a) The User shall report to the Government, promptly and in reasonable written detail, each notice or claim of patent or copyright infringement based on the performance of this Agreement of which the User has knowledge.

(b) In the event of any claim or suit against the Government on account of any alleged patent or copyright infringement arising out of the performance of this Agreement or out of the use of any supplies furnished or work or services performed hereunder, the User shall furnish to the Government when requested by the Government, all evidence and information in possession of the User pertaining to such suit or claim. Such evidence and information shall be furnished at the expense of the Government except where the User has agreed to indemnify the Government.